                                                                   EXHIBIT 10.17





                             THE COCA-COLA COMPANY
                           SUPPLEMENTAL BENEFIT PLAN

                             THE COCA-COLA COMPANY
                           SUPPLEMENTAL BENEFIT PLAN
                              TABLE OF CONTENTS

                                                                                    Page
ARTICLE I - PURPOSE AND ESTABLISHMENT                                                1
      1.1               Establishment                                                1
      1.2               Purpose                                                      1
      1.3               Application of Plan

ARTICLE II - DEFINITIONS                                                             2
      2.1               Account                                                      2
      2.2               Employer                                                     2
      2.3               Beneficiary                                                  2
      2.4               Code                                                         2
      2.5               Common Stock                                                 2
      2.6               Company                                                      2
      2.7               Early Retirement Age                                         2
      2.8               Effective Date                                               2
      2.9               Employee                                                     2
      2.10              Market Price                                                 3
      2.11              Participant                                                  3
      2.12              Pension Benefit                                              3
      2.13              Plan                                                         3
      2.14              Plan Year                                                    3
      2.15              Qualified Pension Plan                                       3
      2.16              Thrift Benefit                                               3
      2.17              Thrift Plan                                                  3

                                       i

ARTICLE IV - ELIGIBILITY                                                             4
      4.1               Eligibility for Participation                                4
      4.2               Determination of Eligibility                                 4
      4.3               Date of Participation                                        4
      4.4               Duration of Participation                                    4

ARTICLE V - BENEFITS                                                                 5
      5.1               Pension Benefit                                              5
      5.2               Distribution of Pension Benefit                              5
      5.3               Funding of Pension Benefit                                   6
      5.4               Thrift Benefit                                               6
      5.5               Distribution of Thrift Benefit                               7
      5.6               Pension Benefit Upon Change in Control                       8
      5.7               Thrift Benefit Upon Change in Control                       10

ARTICLE VI - FORFEITABILITY                                                         11

ARTICLE VII - ADMINISTRATION                                                        12
      7.1               Plan Administrator                                          12
      7.2               Supplemental Benefit Plan Committee                         12
      7.3               Expenses                                                    13
      7.4               Indemnification                                             13
      7.5               Amendment or Termination of the Plan                        14
      7.6               Applicable Law                                              14
      7.7               Nonalienation                                               14
      7.8               Limitation on Rights                                        15
      7.9               Tax Withholding                                             15
      7.10              No Trust Created                                            15
      7.11              Unsecured Interest                                          15
      7.12              No Guarantee of Employment                                  15

                             THE COCA-COLA COMPANY
                           SUPPLEMENTAL BENEFIT PLAN

                     ARTICLE I.  PURPOSE AND ESTABLISHMENT

         1.1 Establishment. The Coca-Cola Company (the "Company") established as part of The Coca-Cola Company Supplemental Retirement Plan, effective as of January 1, 1984 an unfunded supplemental retirement plan for eligible employees and their beneficiaries as described herein which, effective January 1, 1989, shall be known as The Coca-Cola Company Supplemental Benefit Plan (the "Plan").

         1.2 Purpose. The Plan is designed to provide certain retirement benefits primarily for a select group of management or highly compensated employees which are not otherwise payable or cannot otherwise be provided by the Company under the Employee Retirement Plan of The Coca-Cola Company and The Coca-Cola Company Thrift Plan, as a result of the limitations set forth under sections 401, 402(g), and 415 of the Internal Revenue Code of 1986, as amended from time to time.

         1.3 Application of Plan. The terms of this Plan are applicable only to eligible employees who are in the employ of the Employer on or after January 1, 1984. Any employee who retires or terminates his employment relationship prior to such date shall not be covered under this Plan.

                            ARTICLE II.  DEFINITIONS

         2.1 "Account" shall mean the account or accounts established and maintained by the Employer to reflect the interest of a Participant in the Plan resulting from a Participant's Supplemental Thrift Benefit calculated in accordance with Section 5.5.

         2.2 "Employer" shall mean the Company and any subsidiary Corporation of the Company approved by the Committee for coverage by the Plan.

         2.3 "Beneficiary" shall mean, unless otherwise designated, the beneficiary elected or deemed to have been elected under the Employee Retirement Plan of The Coca-Cola Company or The Coca-Cola Company Thrift Plan.

         2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.5     "Common Stock" shall mean common stock of The Coca-Cola
Company.

         2.6     "Company" shall mean The Coca-Cola Company.

         2.7 "Early Retirement Age" shall mean the first to occur of (1) a Participant's age when he has both attained his fifty-fifth (but not his sixty-fifth) birthday and completed at least ten years of service or (2) age 60 with the approval of the Employer.

         2.8     "Effective Date" shall mean January 1, 1984.


         2.9 "Employee" shall mean any person who is currently employed by an Employer.

         2.10 "Market Price" shall mean the closing price per share of Company common stock as reported on the New York Stock Exchange Composite Transactions listing.

         2.11 "Participant" shall mean an Employee or former Employee of an Employer who is eligible to receive benefits provided by the Plan.

         2.12    "Pension Benefit" shall mean the benefit described in Section
5.1.

         2.13 "Plan" shall mean The Coca-Cola Company Supplemental Benefit Plan , as amended from time to time.

         2.14    "Plan Year" shall mean the calendar year.

         2.15 "Qualified Pension Plan" shall mean the Employee Retirement Plan of The Coca-Cola Company or any other defined benefit pension plan maintained by the Employer, as amended from time to time.

         2.16    "Thrift Benefit" shall mean the benefit described in Section
5.4.

         2.17 "Thrift Plan" shall mean The Coca-Cola Company Thrift Plan or any other defined contribution plan maintained by the Employer, as amended from time to time.

         Where the context requires, the definitions of all terms set forth in the Qualified Pension Plan and the Thrift Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.

                            ARTICLE IV.  ELIGIBILITY

         4.1 Eligibility for Participation. All salaried employees of the Employer (a) whose benefits under the Employee Retirement Plan of The Coca-Cola Company are limited by the limitations set forth in Sections 401(a)(17) and 415 of the Code, or (b) for whom contributions by the Employer to the Thrift Plan are limited by the limitations set forth in Sections 401(a)(17), 401(k), 401(m), 402(g), and 415 of the Code, shall be eligible to participate in the Plan. Upon becoming a Participant, an Employee shall be deemed to have assented to the Plan and to any amendments hereafter adopted.

         4.2 Date of Participation. Each Employee who is eligible to become a Participant under Section 4.1 shall become a Participant on the later to occur of (a) January 1, 1984 or (b) the first day of the month coincident with or next following the date he meets the eligibility requirements.

         4.3 Duration of Participation. An executive who becomes a Participant shall continue to be a Participant until the termination of employment with the Employer or the date he is no longer entitled to benefits under this Plan.

                              ARTICLE V.  BENEFITS

         5.1     Pension Benefit.
                 (a) If a Participant has Benefit Service with respect to the Qualified Pension Plan of his Employer, he shall be entitled to a Pension Benefit equal to that portion of his Retirement Income under the Qualified Pension Plan of the Employer which is not payable under such Qualified Pension Plan as result of the limitations imposed by Sections 401(a)(17), 415(b), and 415(e) of the Code.

                 (b) To the extent that a Participant's Retirement Income under a Qualified Pension Plan is recalculated as a result of an amendment to such Qualified Pension Plan in order to increase the amount of his Retirement Income, the Participant's Pension Benefit shall also be recalculated in order to properly reflect such increase in determining payments of the Participant's Pension Benefit made on or after the effective date of such increase.
                 (c) For purposes of this Section 5.1, the Pension Benefit of a Participant shall be calculated based on the participant's compensation that is considered under the Employee Retirement Plan of The Coca-Cola Company in calculating his Retirement Income, without regard to the limitation of
Section 401(a)(17) of the code.
                 (d) Any benefit payable pursuant to this Section 5.1 shall be adjusted in accordance with new limitations, if any, established by the Internal Revenue Service on payments that may be made from the Qualified Pension Plan.

         5.2     Distribution of Pension Benefit
                 (a)      The Pension Benefit, as determined in accordance with
Section 5.1, shall be payable in monthly increments on the first day of the month concurrently with and in the same manner as the Participant's Retirement Income under the Qualified Pension Plan. The Beneficiary of a Participant's Pension Benefit shall be the same as the beneficiary of the Participant's Retirement Income under the Qualified Pension Plan unless the Participant designates otherwise. Such designation is subject to the approval of the Committee.

         (b) Pre-Retirement Survivor's Benefit. If a Participant dies while employed by the Employer and his Beneficiary is eligible for the pre-retirement Survivor's Benefit under the Qualified Pension Plan, his Beneficiary shall be entitled to receive a survivor's benefit from this Plan calculated in the same manner and payable at the same time as the pre-retirement Survivor's Benefit under the Qualified Pension Plan.
         (c) Post-Retirement Survivor's Benefit. If a Participant dies after benefit payments have begun, his Beneficiary shall be entitled to receive a survivor's benefit from this Plan calculated in the same manner and payable at the same time as the post-retirement Survivor's Benefit under the Qualified Pension Plan.
         (d) Termination of Employment. If a Participant's employment with the Employer terminates for a reason other than death before he attains his Early Retirement Age, no benefits will be payable from this Plan.

         5.3 Funding of Pension Benefit. The Employer shall not reserve or otherwise set aside funds for the payment of its obligations under the Plan, and such obligations shall be paid solely from the general assets of the Employer. The assets from which such obligations shall be paid at all times remain subject to the claims of the creditors of the Employer.

         5.4     Thrift Benefit.
         (a) A Participant shall be entitled to a Thrift Benefit which is determined under this Section 5.4. An Account shall be established for the Participant by the Employer, as of his initial Plan Year of participation in the Plan. Each Plan Year such Account shall be credited with hypothetical contributions equal to the amount that the Employer is prohibited from contributing to the Thrift Plan on behalf of the Participant as a result of the limitations imposed by Sections 401(a)(17), 401(k), 401(m), 402(g), 415(c), and 415(e) of the Code.

         (b) For purposes of this Section 5.4, the Thrift Benefit of a Participant shall be calculated based on the Participant's compensation that would have been considered in calculating allocations to his accounts under the Thrift Plan, without regard to the limitations of Section 401(a)(17) or Section 402(g) of the Code.
         (c) All amounts so credited to the Account of the Participant shall be deemed to be invested in the Company Stock Fund at the same time and at the same share cost that such amounts would have been so invested if they had been contributed by the Employer to the Thrift Plan. In addition, such Account shall be credited with such additional hypothetical shares as could be purchased with the dividends which would have been payable if the credited shares had been outstanding.

         5.5     Distribution of Thrift Benefit.
                 (a) Distribution of the total value of an Account of a Participant may be received by the Participant when he is no longer an employee in accordance with 5.5(b) or may be received by the Beneficiary of a deceased Participant in accordance with 5.5(c). Distributions shall be made in the form of lump sum cash payments, or in such other form as the Committee may approve. Distribution of a Participant's Account shall be comprised of the cash value of the sum of the hypothetical shares of Company Stock, if any, credited to the Account in accordance with 5.4(c) plus the cash value of hypothetical contributions and dividends which have accrued since the most recent Valuation Date as defined in the Thrift Plan. The value of the hypothetical shares of Company Stock shall be determined using the highest Market Price between the fifteenth day of the month of termination of the Participant and the first working day in the month following termination. A Participant or Beneficiary who is entitled to distribution of an Account shall submit to the Employer a written election to receive a distribution. If any benefits payable to, or on behalf of, a Participant are not claimed for a period of seven years from the date of entitlement as determined by the Committee, the Participant, or other potential payee, shall be presumed dead and the value of the value of the Account shall revert to the Company. Notwithstanding any provision to the contrary, no distribution shall occur unless the Participant has filed a written claim with the Committee within one year after the date on which the Participant's employment with the Employer is terminated.
                 (b) A Participant shall elect to receive distribution of the total value of his Account upon his resignation, discharge, or retirement and may elect to receive such a distribution upon his permanent and total disability as determined by the Committee. In the event that a Participant resumes his employment prior to the distribution of the value of his Account, the distribution shall not be made, and no subsequent distribution shall be made until the reemployed Participant again resigns, is discharged or retires. The amounts to which a Participant may become entitled under this Section 5.5(b) shall be distributed to him as a single payment.
                 (c) Upon the death of a Participant, the total value of his Account shall be paid to his designated Beneficiary or Beneficiaries. If there is no surviving Beneficiary, the value will be disposed of as designated by the will of a Participant, or by the intestate statute applicable. The Beneficiary shall be the beneficiary elected or deemed to have been elected by the Participant under The Coca-Cola Company Thrift Plan unless the Participant designates otherwise. Such designation is subject to the approval of the Committee.
                 (d) The Committee in its sole discretion upon application made by the Participant, a designated Beneficiary, or their legal representative, may determine to accelerate payments or, in the event of death or total disability (as determined by the Social Security Administration), to extend or otherwise make payments in a manner different from the manner in which such payment would be made under the method of distribution elected by the Participant in the absence of such determination.

         5.6 Pension Benefit Upon Change in Control. In the event of a Change in Control, as defined in Section 5.6 (a), while this provision remains in effect, no amendment will thereafter be made to this Section for a period of at least two consecutive years following the date when the Change in Control occurs. The enhancement of benefits described in this Section is conditional upon this Section remaining in effect until a Change in Control occurs, and is not part of any Participant's Accrued Benefit as defined in the Qualified Pension Plan.
         (a) Definition of Change in Control. For purposes of this Section, a Change in Control means any change required to be reported in Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934 (the Exchange Act) as in effect on November 15, 1988. A Change in Control will be considered to have occurred under any of the following circumstances.
         (1) Any person (within the meaning of Exchange Act Sections 13(d) and 14(d)(2)) becomes the beneficial owner (within the meaning of Exchange Act Rule 13d-3), directly or indirectly, of securities representing 20 percent or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company;
         (2) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period;

         (3) The Company's shareholders approve any merger or consolidation as a result of which its stock is or will be changed, converted or exchanged (other than a merger with a wholly-owned Subsidiary of the Company), or any liquidation of the Company, or any sale or other disposition of 50 percent or more of the assets or earning power of the Company; or
         (4) the Company's shareholders approve any merger or consolidation to which the Company is a party, and as a result of which the persons who were Company shareholders immediately before the effective date of the merger or consolidation have or will have beneficial ownership of less than 50 percent of the combined voting power for election of Directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control will be considered to have occurred if, before the time when a Change in Control would otherwise be considered to have occurred, the Board of Directors determines otherwise.
(b) Coverage Upon Change in Control. If there is a Change in Control, each Participant described in the first sentence of Section 3.1 shall be covered by the special rules set forth in this Section 5.6(a) and shall be referred to as a "Covered Participant."
(c) Provisions Which Will Become Effective in the Event of a Change in Control. If any Participant's Employment terminates for any reason whatsoever during the two-consecutive-year period which begins on the date when a Change in Control occurs, the Change of Control provisions in the Qualified Pension Plan will apply to the calculation of his Pension Benefit under this Plan.

         5.7 Thrift Benefit Upon Change in Control. The Participant's Thrift Benefit plus an adjustment for his payroll tax withholding will become payable, regardless of his age or the number of his Years of Service, if his Employment terminates because of a Change in Control.

                          Article VI.  Forfeitability

         6.1 Forfeitability of Benefits. Any benefits under this Plan which a Participant is receiving shall cease, and all rights under the Plan shall be extinguished, if a Participant terminates employment with the Employer and without the Employer's consent is subsequently (a) employed by or in any manner provides services for any business organization that is in direct competition with the Employer or (b) personally engages in direct competition with the Employer. If a court of competent jurisdiction finds that the restrictions provided for in (a) and (b) are unenforceable, then such benefits shall be forfeited if a participant competes either as an employee or directly in the widest geographical area and for the longest period of time that are legally enforceable. Further, all rights under the Plan shall be extinguished and forfeited if a Participant terminates employment with the Employer prior to his Early Retirement Age for any reason other than death, unless otherwise expressly provided in writing by the Compensation Committee of the Board of Directors.

                          ARTICLE VII.  ADMINISTRATION

         7.1 Plan Administrator. The Company shall be the Plan Administrator and shall have all of the powers and responsibilities of that office as described in ERISA, which powers and duties shall be delegated to the extent provided in this Article VII.

         7.2 Supplemental Benefit Plan Committee. The Company's Chief Executive Officer (CEO) shall appoint a Committee of at least five members, who may or may not be officers or employees of the Company or a Subsidiary. Each Committee member shall serve at the pleasure of the CEO. Any member may resign by submitting a written resignation to the CEO. The CEO shall appoint a successor member to fill each vacancy on the Committee.
(a) Actions. The CEO shall designate a Committee member as the chairman to preside at each meeting. In the event of the chairman's absence at any meeting, the members present shall select one of their members to serve as acting chairman. The Committee shall appoint a secretary, who may or may not be a Committee member, to keep minutes of meetings and to perform other duties assigned by the Committee. The Committee may appoint such other officers as it deems necessary, who may or may not be Committee members. Each action of the Committee shall be taken by a majority vote of all members then in office, provided that the Committee may establish procedures for taking written votes without a meeting. The Committee may, by a properly executed resolution, authorize any member or officer or any other person to sign communication and to execute documents on its behalf, and may delegate other duties and responsibilities as it considers to be in the best interest of the Plan.
(b) Powers. The Committee shall have primary responsibility for the administration of the Plan, and all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:
         (1) The Company may adopt rules and regulations necessary for the performance of its duties under the Plan.
         (2) The Committee shall have the power to construe the Plan and to decide all questions arising under the Plan.
         (3) The Committee shall determine the eligibility of Participants to receive benefits and the amount of benefits to which any Participant may be entitled under the Plan.
         (4) The Committee shall direct the payment of benefits from the Company's general treasury, and shall specify the payee, the amount and the conditions of each payment.
         (5) The Committee shall prepare and distribute to the Participants plan summaries, notices, and other information about the Plan in such manner as it deems proper and in compliance with applicable law.
         (6) The Committee shall provide forms for use by Participants in applying for benefits.
         (7) The Committee shall appoint an enrolled actuary to make periodic actuarial valuations of the Plan's experience and liabilities and to prepare actuarial statements.
         (8) The Committee shall retain legal counsel, accountants and such other agents as it deems necessary to properly administer the Plan.
         (9) The Committee shall cause to be filed all reports under the Code.

         7.3 Expenses. The Company shall pay all expenses incurred by the Committee in administering the Plan, including fees and charges of actuaries, attorneys, accountants, and consultants.

         7.4 Indemnification. The Company shall indemnify and hold harmless the Committee and each member and each person to whom the Plan Administrator or the Committee has delegated responsibility under this Article VII, from all joint or several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own breach of fiduciary duty and willful misconduct.


         7.5 Amendment or Termination of the Plan. The Committee shall have the right to amend or to terminate the Plan at any time, provided
         (1) no such amendment or termination shall be effective before the date the Committee properly acts to adopt such amendment or to effect such termination if such amendment or termination adversely affects any Participant's right to a benefit which has vested under the Plan before such date, and
         (2) the Committee shall have no right whatsoever on or after the date there is a Change in Control to amend or to terminate the Plan if
                          (A) such amendment or termination is effective as of any date before the end of the two-consecutive-year period which begins on the date that there is a Change in Control and
                          (B) such amendment or termination affects in any manner whatsoever the rights or benefits of, or the provisions of the Plan which directly or indirectly relate to, a Covered Participant (as described in Section 5.2) unless
                          (C) all such Covered Participants affirmatively consent in writing to such amendment or termination.
Notice of any amendment or termination under this Section 7.5 shall be given in writing to each participant and to each surviving Beneficiary of a deceased Participant who has an interest in the Plan.

         7.6 Applicable Law. The Plan shall be construed in accordance with the laws of the State of Georgia, except to the extent such laws are preempted by the Code.

         7.7 Nonalienation. No benefits payable under the Plan shall be subject to the claim or legal process of any creditor of any Participant or Beneficiary, and no Participant or Beneficiary shall alienate, transfer, anticipate, or assign any benefits under the Plan.

         7.8 Limitation on Rights. No person shall have any right or interest in any portion of the Plan except as specifically provided in the Plan.

         7.9 Tax Withholding. The Employer may withhold, or require the withholding of, from any payment which it is required to make, any federal, state, or local taxes required by law to be withheld with respect to such payment and such payment and such sum as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Employer shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or if such Participant is then deceased, to the beneficiary of such Participant. Prior to making any payment hereunder, the Employer may require such documents from any taxing authority, or may require such indemnities or surety bond as the Employer shall reasonably deem necessary for his protection.

         7.10 No Trust Created. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust or any kind of a fiduciary relationship between the Employer of any Participant, his spouse, or any other person.

         7.11 Unsecured Interest. No Participant hereunder shall have any interest whatsoever in any specific asset of the Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         7.12 No Guarantee of Employment. Participation hereunder shall not be construed as creating any contract of employment between any Employing Company and a Participant, nor shall it limit the right of an Employing Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship between such Employing Company and a Participant.


                             * * * * * * * * * * *

         IN WITNESS WHEREOF, THE COCA-COLA COMPANY has caused this instrument to be signed, effective as of January 1, 1989, on this _____ day of _______________, 19____.



                                                           THE COCA-COLA COMPANY
                                                            SUPPLEMENTAL BENEFIT
ATTEST:                                                           PLAN COMMITTEE


_______________________________                      BY_________________________
SECRETARY OF THE COMMITTEE                                       CHAIRMAN

                              AMENDMENT NUMBER TWO
                                     TO THE
                             THE COCA-COLA COMPANY
                           SUPPLEMENTAL BENEFIT PLAN

The Committee for The Coca-Cola Company Supplemental Benefit Plan hereby amends such plan as follows:

Article 5, Section 5.5(a) shall be amended by deleting in its entirety and replacing as follows:

         "5.5    Distribution of Thrift Benefit

                 (a) Distribution of the total value of an Account of a Participant may be received by the Participant when he is no longer an employee in accordance with 5.5(b) or may be received by the Beneficiary of a deceased Participant in accordance with 5.5(c). Distributions shall be made in the form of lump sum cash payments, or in such other form as the Committee may approve. Distribution of a Participant's Account shall be comprised of the cash value of the sum of the hypothetical shares of Company Stock, if any, credited to the Account in accordance with 5.4(c) plus the cash value of hypothetical contributions and dividends which have accrued since the most recent Valuation Date as defined in the Thrift Plan. The value of the hypothetical shares of Company Stock shall be determined using the highest Market Price between the fifteenth day of the month of termination of the Participant and the first working day in the month following termination."

Article 5, Section 5.6(a)(4) shall be amended to make last sentence a separate paragraph as follows:

                 "No Change in Control will be considered to have occurred if, before the time when a Change in Control would otherwise be considered to have occurred, the Board of Directors determines otherwise."

Article 6, Section 6.1 shall be amended by deleting and replacing the last sentence as follows:

                 "Further, all rights to the Pension Benefit under the Plan shall be extinguished and forfeited if a Participant terminates employment with the Employer prior to his Early Retirement Age for any reason other than death, unless otherwise expressly provided in writing by the Compensation Committee of the Board of Directors. Thrift Benefits are not subject to forfeiture for termination of employment with the Employee prior to Early Retirement Age."

Article 7, Section 7.5 shall be amended by adding subsection (3) as follows:

                 "(3) Notwithstanding anything to the contrary contained in this Article VII, with regard to any Participant who is subject to Section 16 of the Securities Exchange Act of 1934 or any account of any such Participant, no amendment can be made to any Plan provision concerning the Thrift Benefit relating to the amount and price of any benefits hereunder the categories of participants, the timing of any awards or the formula determining benefits hereunder more than once every six months, except to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder."

                             AMENDMENT NUMBER THREE
                                     TO THE
                             THE COCA-COLA COMPANY
                           SUPPLEMENTAL BENEFIT PLAN

         The Committee for The Coca-Cola Company Supplemental Benefit Plan hereby amends such plan as follows:

         Effective as of July 1, 1991, Article 5.7 is deleted in its entirety and is not replaced.

                               AMENDMENT NUMBER 4
                            TO THE COCA-COLA COMPANY
                           SUPPLEMENTAL BENEFIT PLAN

         Effective as of December 31, 1993. the Supplemental Benefit Plan Committee of The Coca-Cola Company Supplemental Benefit Plan (the "Plan") hereby amends the Plan as follows:

         1. Section 5.1 of the Plan is hereby amended by adding the following new subsection (e) immediately following the end thereof:

                          "(e)    Any benefit payable pursuant to this Section
         5.1 shall be offset by the monthly benefit, if any, payable to a Participant under The Coca-Cola Company Key Executive Retirement Plan."

         2. Subsection (d) of Section 5.2 of the Plan is hereby amended by deleting said subsection and substituting the following in lieu thereof:

                          "(d)    Termination of Employment. Except as provided
         in Section 6.1(b)(2), if a Participant's employment with the Employer terminates for a reason other than death before he attains his Early Retirement Age, no Pension Benefit will be payable from this Plan."

         3. Section 6.1 of the Plan is hereby amended by deleting said section and substituting the following in lieu thereof:

                 "6.1     Forfeitability of Benefits.

                          (a) Non-Competition. Any benefits under this Plan which a Participant is receiving shall cease, and all rights under the Plan shall be extinguished, if a Participant terminates employment with the Employer and without the Employer's consent is subsequently (i) employed by or in any manner provides services for any business organization that is in direct competition with the Employer, or (ii) personally engages in direct competition with the Employer. if a court of competent jurisdiction finds that the restrictions provided for in (i) and (ii) are unenforceable, then such benefits shall be forfeited if a Participant competes either as an employee or directly in the widest geographical area and for the longest period of time that are legally enforceable.

                          (b)     Early Retirement Age

                                  (1) General Rule. Except as provided in subsection (b)(2) of this Section 6.1, all rights to the Pension Benefit under the Plan shall be extinguished and forfeited if a Participant terminates employment with the Employer prior to his Early Retirement Age for any reason other than death, unless otherwise expressly provided in writing by the Compensation Committee of the Board of Directors. Thrift Benefits are not subject to forfeiture for termination of employment with the Employer prior to Early Retirement Age.

                                  (2)      Exception for Participants on
                 December 31.1993. Notwithstanding anything in the Plan to the contrary, each Employee who is a Participant in the Plan as of December 31,1993 shall be deemed vested in the portion of his Pension Benefit, if any, calculated as of December 31,1993 (based on his compensation and years of benefit service as of such date and assuming that he is vested under the Qualified Pension Plan of the Employer), and such benefit under the Plan shall not be subject to forfeiture under Section 5.2(d) or
                 Section 6.1 (b)(1) hereof. If the Participant terminates employment with the Employer before attaining his Early Retirement Age, such vested benefit shall be payable in monthly increments on the first day of the month concurrently and in the same manner as the Participant's Retirement Income under the Qualified Pension Plan, or if no Retirement Income is payable, then in monthly increments commencing on the first day of the month following the date the Participant attains Early Retirement Age. Such monthly benefit shall be reduced, using the same reduction factors as are in use under the Qualified Pension Plan for a vested terminated participant, for each month by which the Participant's first payment under this Plan precedes the first day of the month on or after the Participant attains age 65."